Exhibit 15.1

Awareness Letter

July 27, 2009

Securities and Exchange Commission

100 F Street, N.E.

Washington, DC 20549

Commissioners:

We are aware that our report dated May 18, 2009 on our review of interim financial information of Zappos.com, Inc. for the three month period ended March 31, 2009 is included in this Registration Statement of Amazon.com, Inc. on Form S-4 dated July 27, 2009.

Very truly yours,

/s/ PricewaterhouseCoopers LLP

San Jose, California